Notice of Annual Meeting of Shareholders

    Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Mallon Resources Corporation
(the "Company") will be held at the Hotel Monaco, 1717 Champa
Street, Denver, Colorado, at 9:00 a.m. local time, on Tuesday, June 8, 1999, for the following purposes:

    (I)    To elect Directors of the Company; and

    (II) To transact such other business as may properly come before the Meeting.

    Only holders of common stock of record at the close of business on April 26, 1999 are entitled to notice of and to vote at the Meeting.

                             By Order of the Board of Directors,

                                 Roy K. Ross
                                 Corporate Secretary


ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. ALL SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY, IF YOU CHOOSE TO, VOTE IN PERSON, EVEN THOUGH YOU MAY HAVE PREVIOUSLY SUBMITTED A PROXY CARD.


                         Mallon Resources Corporation
                          999 18th Street, Suite 1700
                           Denver, Colorado  80202
                               _______________

Proxy Statement
for
Annual Meeting of Shareholders
To Be Held
Tuesday, June 8, 1999

General Information

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallon Resources Corporation (the "Company") to be used at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the Hotel Monaco, 1717 Champa Street, Denver, Colorado, on Tuesday, June 8, 1999, at 9:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This statement was sent to shareholders on or about April 29, 1999.

    The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting, unless such Proxy specifies otherwise or the authority to vote on the election of directors has been withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company or by executing a Proxy bearing a later date. Shareholders may vote their shares in person if they attend the meeting, even if they have previously executed and returned a Proxy.

    The only matter planned to be brought before the Meeting is the election of directors to serve for the ensuing year.

    Only shareholders of record at the close of business on April 26, 1999, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 7,023,940 shares of the Company's $0.01 par value common stock ("Common Stock"), entitled to one vote per share. Cumulative voting is not allowed in the election of directors or for any other purpose. One-third of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. The vote of a majority of a quorum is needed to pass a proposal.

    At the Meeting, members of senior management will speak and there will be a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Company. Management knows of no other matters to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited Proxy to vote such Proxy in accordance with their judgment. No compensation will be paid to any person in connection with solicitation of Proxies. Brokers and others will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in forwarding solicitation materials to beneficial owners of the Common Stock. Special solicitation of Proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by regular employees of certain banking and brokerage houses. All expenses in connection with this solicitation will be borne by the Company.

Proposal I:  Election of Directors

General

    The Company's Bylaws provide that the size of the Board of Directors can be as few as three or as many as fifteen. The number of directors may be changed from time to time by resolution of the Board of Directors or the shareholders. The size of the Board of Directors is presently seven members. Accordingly, management will nominate seven persons for election to the Board. Directors are elected annually for one-year terms.

    It is the recommendation of management that the seven nominees named below be elected to the Board of Directors for the coming year, and until their successors have been duly elected and qualified. Unless authority is withheld, the shares represented by your Proxy will be voted for their election. No Proxy will be voted for more than seven nominees. Unless your Proxy withholds authority to do so, if any nominee elects not to serve or is unable to serve for any reason, your Proxy will be voted for an alternative nominee to be designated by management to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees or officers and any other person or persons pursuant to which he was or is to be selected as a director, nominee or officer, nor is there any family relationship between or among any nominees or officers. To the best knowledge of the Company, none of the nominees have been involved in any material legal proceedings during the past five years.

Nominees

    Nominees for the Board of Directors are:

                                                                           Period of Service
     Name                 Age   Title(s)                                   as Director
George O. Mallon, Jr.     54   Director, Chairman of the Board,             Since 1988
                               President and Chief Executive Officer

Kevin M. Fitzgerald       44   Director, Executive Vice President and       Since 1988
                               Chief Operating Officer

Roy K. Ross               48   Director, Executive Vice President,          Since 1992
                               General Counsel, and Secretary

Frank Douglass            65   Director                                     Since 1988

Roger R. Mitchell         66   Director                                     Since 1990

Francis J. Reinhardt, Jr. 69  Director                                      Since 1994

Peter H. Blum             41   Director                                     Since 1998


Principal Occupations

    A brief description of the business experience of each nominee for re-election as a director is set forth below:

    George O. Mallon, Jr., has served as President, Chairman, and Chief Executive Officer of the Company since its formation in December 1988. Mr. Mallon is also Chairman of Mallon Oil Company ("Mallon Oil"), the Company's wholly-owned subsidiary, and a director of Laguna Gold Company ("Laguna"), a gold mining company in which the Company owns a minority interest. He earned a B.S. degree in Business from the University of Alabama in 1965, and a M.B.A. degree from the University of Colorado in 1977.

    Kevin M. Fitzgerald has served as Executive Vice President and Chief Operating Officer of the Company since its formation in December 1988. Mr. Fitzgerald, who is also President of Mallon Oil, earned a B.S. degree in Petroleum Engineering from the University of Oklahoma in 1978.

    Roy K. Ross joined the Company as Executive Vice President and General Counsel in October 1992. From June 1976 through September 1992, Mr. Ross was an attorney in private practice with the Denver-based law firm of Holme Roberts & Owen. Mr. Ross, who is also Executive Vice President and General Counsel to Mallon Oil and a director and Vice President of Laguna, earned his B.A. degree in Economics from Michigan State University in 1973, and his J.D. degree from Brigham Young University in 1976.

    Frank Douglass, an attorney, is retired from the Texas law firm of Scott, Douglass & McConnico, LLP, where he was a partner from 1976 to 1998. Mr. Douglass earned a B.B.A. degree from Southwestern University in 1953 and a L.L.B. degree from the University of Texas School of Law in 1958.

    Roger R. Mitchell lives in North Carolina, where he is retired and attends to his personal investments. He earned a B.S. degree in Business from Indiana University in 1954 and an M.B.A. degree from Indiana University in 1956.

    Francis J. Reinhardt, Jr. is with the New York investment banking firm of Carl H. Pforzheimer & Co., where he has been a partner since 1966. He is a member and past president of the National Association of Petroleum Investment Analysts. Since December 1992, Mr. Reinhardt has also been a director of XCL, Ltd., a public company engaged in the oil and gas business. Mr. Reinhardt holds a B.S. degree from Seton Hall University and an M.B.A. from New York University.

    Peter H. Blum has been president of McLean Equities Ltd, Inc., a private investment bank, since October 1998. From April 1997 to October 1998, he was Senior Managing Director with the New York investment banking firm of Gaines, Berland Inc. From 1995 to 1997, Mr. Blum held the position of Managing Director with the investment banking firm Rodman & Renshaw, Inc. From 1992 to 1995, Mr. Blum held various positions with the investment banking firm Mabon Securities, Inc. Mr. Blum earned a B.B.A. degree in accounting from the University of Wisconsin in 1979.

Meetings and Committees of the Board; Board Compensation

    The business and affairs of the Company are under the direction of the Board of Directors. For the period April 1998 through March 1999, the Board of Directors held four formal meetings and acted by written consent on numerous occasions.
Each director who is standing for re-election attended all of the meetings, either in person or by means of a telephone conference connection, and all directors participated in all of the written consents. Directors who are not also members of management are paid $2,000 for each meeting they attend. Board members are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. In November 1998, the current non-management members of the Board were each granted options to purchase 2,735 shares of Common Stock at an adjusted exercise price of $6.875 per share. These options vest in increments in 1998, 1999 and 2000.

    The Company's Board of Directors has three committees, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board has assigned certain advisory authority to each committee, but the decision-making and management responsibilities of the Company remain with the full Board. The Audit Committee of the Board, which held one meeting during the last year, is comprised of Messrs. Douglass, Mitchell, Reinhardt and Blum. The Audit Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. The Company's independent auditors have unrestricted direct access to the Audit Committee members. The Compensation Committee of the Board, which held one formal meeting and acted by unanimous written consent on several occasions during the last year, is currently comprised of Messrs. Douglass, Reinhardt and Blum. The Compensation Committee has submitted the report that appears below. The Nominating Committee, which considers nominees for election to the Board, is comprised of Messrs. Mallon and Reinhardt.

Compensation Committee Report

    The Company's Board of Directors established the Compensation Committee (the "Committee") to propose, subject to Board ratification, equity and cash compensation of executive officers and equity compensation for all employees. The Committee's philosophy is that, in light of the Company's relatively small size, employee compensation (including salary, bonus and equity-based compensation) should be somewhat below the mid-point of industry standards. The Committee believes that equity compensation -- in the form of stock options -can be an appropriate incentive for selected employees, including executive officers, and can serve to align the interests of the employees, executive officers and shareholders. In 1997, the Company engaged the services of an expert in compensation matters to conduct a survey of compensation practices in the oil and gas industry and to advise the Company with respect thereto.

    Cash Compensation. The Committee's cash compensation objective is to establish an acceptable pay scale for employees. The executive officers of the Company are considered in this planning in the same manner as all other employees. Each year, all employees, including the executive officers, are evaluated by their managers (or in the case of the Chief Executive Officer, by the Committee) and may receive salary adjustments based upon their performance.

    Equity Compensation. Historically, the Company has not used equity compensation as a component of employee compensation packages as widely as is common in the industry. After the Company's 1997 Equity Participation Plan (the "Plan") was ratified by the shareholders at 1997's annual meeting, the Committee made limited equity compensation awards as part of its compensation decisions. All employees are eligible for awards under the Plan. The Plan was designed to provide: (a) a method to both attract and retain high caliber talent over the long term, (b) an opportunity for selected employees to share in the long term success of the Company, (c) an ownership interest in the Company's success, and (d) recognition of individual contributions.

    Bonus Compensation. The Company maintains a "Bonus Pool" comprised of an amount of cash equal to 1.3% of the Company's gross revenue, as adjusted. Quarterly, the money accumulated in the pool is paid out as cash bonuses to the employees of the Company. The Chief Executive Officer proposes the amounts to be paid to each employee, including himself, based upon his judgment of their relative contributions to the success of the Company over the quarter for which the bonus is being paid. His determinations are subject to review by the Committee.

    Chief Executive Officer. Mr. Mallon's compensation arrangements with the Company are contained in an employment contract entered into in April 1997. That contract is for a three year period, which, until 2000, will be automatically extended each year for an additional year, unless the Company earlier elects not to extend the contract. The contract establishes Mr. Mallon's annual base salary at $175,000. In connection with the signing of the contract, Mr. Mallon was awarded 10,000 shares of Common Stock, which vest in increments over three years. Mr. Mallon has also been granted options under the Plan to purchase shares of Common Stock. Mr. Mallon's performance as Chief Executive Officer and President is subject to review by the Committee annually, which review may result in adjustments to his compensation package.

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Executive Compensation

    The following table summarizes certain information regarding compensation awarded to, earned by or paid by the Company for services rendered for the year ended December 31, 1998 to the Company's chief executive officer and the four other most highly compensated individuals whose total compensation, exceeded $100,000 for such year.

Year ended December 31, 1998


                      Annual Compensation               Long Term Compensation
                                                                Awards
Name and                                   Other Annual  Restricted   Securities  All Other
Principal                                  Compensation  Stock Awards Underlying Compensation
Position       Year   Salary($)  Bonus($)      ($)          ($)      Options (#)   ($)
G.O. Mallon, Jr.
CEO             1998   174,000    48,107                                  98,094        2,500
                1997   175,000    29,700                    73,750 (1)   142,000        2,375
                1996   141,000    12,000       34,000

K.M. Fitzgerald
E.V.P.          1998   144,000    31,062                                  55,533        2,500
                1997   145,000    24,000                    73,750 (2)   127,500        1,500
                1996   111,000    10,400       34,000

R.K. Ross
E.V.P.          1998   140,000    18,672                                  39,915        2,500
                1997   140,000    22,400                    36,875 (3)    78,000        2,375
                1996   106,000     9,400       34,000

W.A. Bond
VP Exploration of Mallon Oil
                1998    90,000    11,618                                   7,000
                1997    90,000    13,725                                  15,000

D.M. Erickson
VP Operations
of Mallon Oil   1998   100,000    11,802                                                2,236
                1997    91,667     9,500                                  20,000        1,676


1.  In April 1997, Mr. Mallon was granted 10,000 Restricted Stock
Bonus Shares. The shares vest 1,000 shares in April 1998, 4,000 shares in April 1999, and 5,000 shares in April 2000.

2.  In April 1997, Mr. Fitzgerald was granted 10,000 Restricted
Stock Bonus Shares.  The shares vest 1,000 shares in April 1998,
4,000 shares in April 1999, and 5,000 shares in April 2000.

3.  In April 1997, Mr. Ross was granted 5,000 Restricted Stock
Bonus Shares. The shares vest 1,000 shares in April 1998, 1,500 shares in April 1999, and 2,500 shares in April 2000.


Individual Grants
                 Number of    Percent
                 Securities   of Total                                         Grant Date
                 Underlying   Options   Exercise or  Market Price              Present
                 Options      Granted   Base Price   on Date of    Expiration  Value(1)
Name             Granted(#)   in 1998     ($/Sh)     Grant ($/Sh)  Date        ($)
G.O. Mallon, Jr.  68,548      29.1      6.875 (2)     7.50         28-Jan-08   251,804
                   9,546       4.0       0.01         7.50         28-Jan-08    65,550
                  20,000       8.5      6.875 (2)     9.125        25-Nov-08    73,468
                 142,000       n.a.     6.875 (2)     8.375        10-Jun-07      n.a.

K.M. Fitzgerald   48,745      20.7      6.875 (2)     7.50         28-Jan-08   179,059
                   6,788       2.9       0.01         7.50         28-Jan-08    46,612
                 127,500      n.a.      6.875 (2)     8.375        10-Jun-07      n.a.

R.K. Ross         35,036      14.9      6.875 (2)     7.50         28-Jan-08   128,701
                   4,879       2.1       0.01         7.50         28-Jan-08    33,503
                  78,000      n.a.      6.875 (2)     8.375        10-Jun-07      n.a.

W.A. Bond          7,000       3.0      6.875 (2)     7.50         28-Jan-08    25,714
                  15,000      n.a.      6.875 (2)     8.375        10-Jun-07      n.a.

D.M. Erickson     20,000      n.a.      6.875 (2)     8.375        10-Jun-07      n.a.



1. The Grant Date Present Value of the options was determined using the Black-Scholes option-pricing model, using the following assumptions: risk-free interest rate - 4.75%; expected life in years - 4; expected volatility - 64.6%; expected dividends - 0.0%.

2. The exercise price of these options was originally the market price for a share of Common Stock on the date of grant. On December 11, 1998, the Board reduced the exercise price of these options to $6.875, the then current market price for a share of Common Stock. See below.



                          Value     Number of Securities Underlying      Value of Unexercised
        Shares Acquired  Realized   Unexercised Options                  In-The-Money Options
Name    On Exercise (#)    ($)     At December 31, 1998 (#)           At December 31, 1998(#)
                                   Exercisable   Unexercisable    Exercisable   Unexercisable
G.O. Mallon, Jr.                       247,373             0          115,285            0

K.M. Fitzgerald                         84,835       115,227          125,769       37,284

R.K. Ross                               40,819        78,733           17,882       26,801

W.A. Bond                                4,400        17,600                0            0

D.M. Erickson                            8,000        12,000           54,920       82,380


    Option Re-Pricing. On December 11, 1998, the Board of Directors and the Compensation Committee reduced the exercise price of substantially all outstanding options and warrants to purchase shares of the Company's common stock to $6.875 per share, the closing price for the stock on December 11, as reported by Nasdaq. The re-pricings were implemented because depressed oil and gas prices and general turmoil in the financial markets had combined to drive down the market price for the Company's common stock, despite the Company's continued operating success. The Board and Committee believed the re-pricings will provide renewed incentives to the holders of the effected securities to work toward the Company's success.



                           Number Of   Market Price                            Length of
                           Securities  Of Stock At   Exercise Price            Original Term
                           Underlying  Time of       At Time of      New       Remaining
                           Options     Repricing or  Repricing or    Exercise  At Date of
                           Repriced    Amendment     Amendment       Price     Repricing or
Name               Date    or Amended  ($/Sh)        ($/Sh)          ($/Sh)    Amendment
G.O. Mallon, Jr. 11-Dec-98   142,000   6.875         8.375           6.875      103 months
                 11-Dec-98    68,548   6.875         7.50            6.875      110 months
                 11-Dec-98    20,000   6.875         9.125           6.875      120 months

K.M. Fitzgerald  11-Dec-98   127,500   6.875         8.375           6.875      103 months
                 11-Dec-98    48,745   6.875         7.50            6.875      110 months

R.K. Ross        11-Dec-98    78,000   6.875         8.375           6.875      103 months
                 11-Dec-98    35,036   6.875         7.50            6.875      110 months

W.A. Bond        11-Dec-98    15,000   6.875         8.375           6.875      103 months
                 11-Dec-98     7,000   6.875         7.50            6.875      110 months


    Equity Participation Plans. Under the Mallon Resources Corporation 1988 Equity Participation Plan and the Mallon Resources Corporation 1997 Equity Participation Plan, shares of Common Stock have been reserved for issuance for various compensation purposes. The Plans are administered by the Compensation Committee, currently comprised of Messrs. Reinhardt, Douglass and Blum, none of whom is eligible to participate in the Plans. The terms of any awards made under the Plans are within the broad discretion of the Committee. At December 31, 1998, the following options to purchase shares of the Company's Common Stock were issued and outstanding under the Plans:

     Number of      Weighted Average
      Shares        Exercise Price

     817,403           $6.25

    Employee Profit Sharing and Thrift Plan. The Company established the Mallon Resources Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") effective January 1, 1989. The Company will match an employee's contribution to the 401(k) Plan in an amount up to 25% of his or her eligible monthly contributions. The Company may also contribute additional amounts at the discretion of the Compensation Committee of the Board of Directors, contingent upon realization of earnings by the Company, which, in the sole discretion of the Board of Directors, are adequate to justify a corporate contribution. The 401(k) Plan is open to all full time employees of the Company.

Certain Relationships and Related Transactions

    The Company serves as operator of certain oil and gas properties in which some of the officers and directors of the Company have working interests. Such individuals pay their pro-rata share of all costs relating to the properties, on the same basis as other unaffiliated interest owners. Mr. Fitzgerald, one of the Company's directors and executive officers, owns royalty interests that burden certain of the Company's properties.

Stock Ownership

    The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of April 15, 1999, by (i) each shareholder known by the Company to own of record or beneficially more than 5% of the Company's outstanding Common Stock; (ii) the Company's chief executive officer (Mr. Mallon); (iii) each of the Company's Directors and nominees, and (iv) all Directors and Officers as a group.

                                        Number of         Percent
Name and Address (1)                      Shares          Owned
George O. Mallon, Jr.                    517,990   (2)     7.1%
Kevin M. Fitzgerald                      122,607   (3)     1.7%
Roy K. Ross                               62,217   (4)     0.9%
Frank Douglass                            44,010   (5)     0.6%
Roger R. Mitchell                         55,826   (6)     0.8%
Francis J. Reinhardt, Jr.                 58,086   (7)     0.8%
Peter H. Blum                             95,401   (8)     1.3%
Wellington Management Company, LLP       662,000   (9)     9.4%
State Street Research and Management     491,000  (10)     7.0%
Robert Fleming Inc.                      541,975  (11)     7.7%
Centennial Energy Partners               356,000  (12)     5.1%
All Officers and Directors as a Group
   (8 persons)                           964,937  (13)    12.7%

1. The address of Messrs. Mallon, Fitzgerald and Ross is 999 18th Street, Suite 1700, Denver, CO 80202. The address of Mr. Douglass is 4350 Beltway Drive, Dallas, TX 75244-8266. The address of Mr. Mitchell is 5436 Lake Edge Drive, Holly Springs, NC 27540. The address of Mr. Reinhardt is 650 Madison Ave., 23rd Floor, New York, NY 10022. The address of Mr. Blum is 4 Trapping Way, Pleasantville, NY 10570. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address of State Street Research and Management is One Financial Center, 30th Floor, Boston, MA 02111-2690. The address of Robert Fleming Inc. is 320 Park Avenue, 11th Floor, New York, NY 10022. The address of Centennial Energy Partners is 900 Third Avenue, Suite 1801, New York, NY 10022.

2. Includes 2,166 shares owned by Mr. Mallon's wife, 254,039 shares that could be acquired by Mr. Mallon upon the exercise of immediately exercisable stock options and warrants that he holds, and 5,000 restricted stock award shares that have not yet vested. A trust created for the benefit of Mr. Mallon's children owns shares that are not included, as Mr. Mallon has no voting or other control over the shares in the trust.

3. Includes 102,607 shares that could be acquired by Mr.
Fitzgerald upon the exercise of immediately exercisable stock options and warrants that he holds, and 5,000 restricted stock award shares that have not yet vested. Does not include 104,121 shares covered by stock options that have not yet vested.

4. Includes 55,467 shares that could be acquired by Mr. Ross upon the exercise of immediately exercisable stock options and warrants that he holds, and 2,500 restricted stock award shares that have not yet vested. Does not include 70,751 shares covered by stock options that have not yet vested.

5. Includes 25,406 shares that could be acquired by Mr. Douglass upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 3,000 shares covered by stock options that have not yet vested.

6. Includes 20,736 shares that could be acquired by Mr. Mitchell upon the exercise of immediately exercisable stock options that he holds. Does not include 3,000 shares covered by stock options that have not yet vested.

7. Includes 23,401 shares that could be acquired by Mr. Reinhardt upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 3,000 shares covered by stock options that have not yet vested.

8. Includes 93,401 shares that could be acquired by Mr. Blum upon the exercise of immediately exercisable stock options and warrants that he holds. Does not include 3,000 shares covered by stock options that have not yet vested.

9. According to information provided in a Schedule 13G dated
December 31, 1998.

10. According to information provided in a Schedule 13G dated
February 11, 1999.

11. According to information provided in a Schedule 13G dated
February 5, 1999.

12. According to information provided in a Schedule 13G dated
April 5, 1999.

13. Includes 583,857 shares that could be acquired upon the exercise of immediately exercisable stock options and warrants and 12,500 restricted stock award shares that have not yet vested. Does not include 200,072 shares covered by stock options that have not yet vested.

Annual Report and Financial Statements

    You are referred to the Company's Annual Report to Shareholders for the year ended December 31, 1998, enclosed herewith. The Annual Report is not incorporated in the Proxy
Statement and is not to be considered part of the soliciting material.

Comparative Performance Graph

    The following line graph reflects the performance of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) the Standard Industrial Classification ("SIC") Index for SIC Code 131 (which includes crude petroleum and natural gas companies). The graph assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance.

                                 Mallon Resources Corporation
                             Comparison of Cumulative Total Return
                             1993  1994   1995   1996   1997  1998
Mallon Resources Corporation 100  50.00  37.50  56.25  51.56  42.97
SIC Code Index               100 104.80 115.26 153.26 155.34 124.43
Nasdaq Market Index          100 104.99 136.18 169.23 207.00 291.96

Submission of Shareholder Proposals

    Proposals intended for inclusion in next year's Proxy
Statement should be sent to the Secretary of the Company at 999
18th Street, Suite 1700, Denver, Colorado 80202, and must be received by March 1, 2000.

Compliance with Securities Transaction Reporting Requirements

    Pursuant to Section 16(a) of the Securities Exchange Act 1934, certain individuals and entities are required to periodically file reports with the Securities and Exchange Commission in which they disclose information concerning their transactions involving the Company's securities. To the Company's knowledge, based solely on review of copies of such reports submitted to the Company, during the year ended December 31, 1998, no individual or entity known to the Company to be subject to the reporting requirements of Section 16(a) failed to satisfy those requirements in a timely fashion.

                             By Order of the Board of Directors,

                             Roy K. Ross
                             Corporate Secretary

Dated:  April 29, 1999


PROXY CARD
Annual Meeting of Shareholders - June 8, 1999

The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held in Denver, Colorado, on Tuesday, June 8, 1999, and hereby appoints Alfonso R. Lopez and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on April 26, 1999, at the Annual Meeting, or any adjournment thereof, as follows:

I.  ELECTION OF DIRECTORS:

    [ ] FOR ALL NOMINEES LISTED BELOW
        (Except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees below

     George O. Mallon, Jr.     Kevin M. Fitzgerald
     Roy K. Ross               Roger R. Mitchell
     Frank Douglass            Frances J. Reinhardt, Jr.
     Peter H. Blum

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name).

II. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.

Dated __________________, 1999

Please sign exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________
Signature


_________________________________
Signature (if held jointly)

_________________________________
Printed name, as it appears on stock certificate(s)


_________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE